Exhibit 10.6

                  NINTH AMENDMENT TO
                 MANVILLE PERSONAL INJURY
                SETTLEMENT TRUST AGREEMENT

          NINTH AMENDMENT, dated as of March 27, 1996
(the "Ninth Amendment") to the Trust Agreement, dated as of November 28, 1988 by and among Johns-Manville
Corporation, Manville Corporation (the "Company"),
Manville Sales Corporation, Manville Canada Inc.,
Manville Investment Corporation, Ken-Caryl Ranch
Corporation and SAL Contract & Supply, Inc. as Trustors
(collectively, the "Trustors") and Donald M. Blinken,
Daniel Fogel, Francis H. Hare, Jr., John C. Sawhill (the
"Former Trustees") and Christian E. Markey, Jr., as trustees for the Manville Personal Injury Settlement
Trust (the "Trust"), as amended by the First, Second and Third Amendments to the Trust Agreement dated as of February 14, 1989, November 15, 1990, and December 6,
1991, respectively between the Company, Mr. Markey and the Former Trustees, and as further amended by the Fourth, Fifth, Sixth, Seventh, Eighth and Tenth
Amendments to the Trust Agreement dated as of August 6, 1992, December 9, 1992, November 5, 1993, September 22,
1994, August 15, 1995 and November 21, 1995, respectively between the Company, Mr. Markey, Robert A. Falise, Louis
Klein, Jr., and Frank J. Macchiarola, and, in the case of the Seventh Amendment, Charles T. Hagel, as trustees of the Trust (the Trust Agreement and all nine prior
Amendments being collectively referred to herein as the "Trust Agreement").

          WHEREAS, Section 6.03(a) of the Trust Agreement provides for the amendment of the Trust Agreement by the Company (as successor to the Trustors for such purpose) and the Trustees of the Trust after consultation with Selected Counsel for the Beneficiaries (as defined in Exhibit A to the Second Amended and Restated Plan of
Reorganization of the Company and the other Debtors (as therein defined)(the "Plan of Reorganization")); and

          WHEREAS, the Trustees of the Trust and the Company (as successor to the Trustors for this purpose pursuant to Section 6.03(a) of the Trust Agreement) wish to amend the Trust Agreement in the manner provided herein; and

          WHEREAS, the Selected Counsel for the
Beneficiaries have been consulted and have given their concurrence with respect to the amendment to the Trust
Agreement effectuated hereby; and

          WHEREAS, the Profit Sharing Exchange Agreement, dated October 25, 1995, between the Company and the Trust
(the "Exchange Agreement") contemplates the execution of this Ninth Amendment, and in accordance with such Profit
Sharing Exchange Agreement, the execution and performance by the Trustees of this Ninth Amendment and the transactions contemplated hereby have been approved by order of the United States Bankruptcy Court for the Southern District of New York pursuant to the jurisdiction retained by such Court under the Plan of Reorganization; and

          WHEREAS, the execution, delivery and
effectiveness of this Ninth Amendment is a condition precedent to the Company's obligation to declare a dividend or other payment from Proceeds (as defined in the Exchange Agreement) pursuant to the terms of Section
3.03 of the Exchange Agreement, notice of the intended declaration of which on the date hereof has been provided to the Trust (the "Dividend").

          NOW THEREFORE, the parties hereto agree to amend the Trust Agreement as follows:

          1. Section 6.02(b) of the Trust Agreement is hereby amended to read in its entirety as follows:

               "(b) On the Termination Date, all Trust
          Claims shall be extinguished, the Trust shall be dissolved, the Company shall assume all of the Trust's liabilities other than Trust Claims and the injunction provided for in Paragraph
          9.2.A.3 of the Plan shall be modified in accordance with the order issuing such injunction, and all of the Trust's assets shall, except as provided in Subsections (c) and (d) below, be transferred and assigned to
          (i) the PD Trust, if the PD Trust is then in existence, or (ii) the Company or any designees of the Company, if the PD Trust is not then in existence, and the Trustees and the Company agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing."

          2. Except as specifically amended pursuant to Paragraph 1 above, the Trust Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

          3. This Ninth Amendment shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          4.   This Ninth Amendment may be executed in
any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Trust Agreement.

          5. The terms of this Ninth Amendment shall be effective as of the date first above written; provided, however, that if the Dividend is not declared by the Company on the date first above written, then on the day immediately following such date this Ninth Amendment shall terminate and be of no further force and effect and
Section 6.02(b) shall re-enter into effect as it read immediately prior to the effectiveness of this Ninth
Amendment.


          IN WITNESS WHEREOF, the Company as successor to the Trustors, has caused this Ninth Amendment to be executed by its duly authorized officer and attested by another duly authorized officer, and the Trustees of the Trust have executed this Ninth Amendment, all as of the day and year first above written.

                              MANVILLE CORPORATION

                              By: /s/ W.T. Stephens
                                  Name:   W.T. Stephens
                                  Title:  President and Chief Executive
                                            Officer
Attest:

/s/ Richard B. Von Wald

                              TRUSTEES

                              /s/ Robert A. Falise         as Trustee
                              Robert A. Falise

                              /s/ Louis Klein, Jr.         as Trustee
                              Louis Klein, Jr.

                              /s/ Frank J. Macchiarola     as Trustee
                              Frank J. Macchiarola

                              /s/ Christian E. Markey, Jr. as Trustee
                              Christian E. Markey, Jr.